Exhibit 99.3

Introduction to Unaudited Combined Pro Forma Financial Statements	1 – 2
Unaudited Combined Pro Forma Balance Sheet as of March 31, 2005	3
Unaudited Combined Pro Forma Statement of Operations for the Twelve Months Ended March 31, 2005	4
Notes to Unaudited Combined Pro Forma Financial Statements	5 – 8

NETSCOUT SYSTEMS, INC.

INTRODUCTION TO UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS

On April 14, 2005, NetScout Systems, Inc. (“NetScout”) completed the acquisition of Quantiva, Inc. (“Quantiva”) a provider of automated analytics solutions for application performance management. Under the terms of the Asset Purchase Agreement dated February 12, 2005 by and between NetScout and Quantiva, the purchase price totaled approximately $9.3 million and was paid in cash.

The unaudited combined pro forma balance sheet as of March 31, 2005, gives effect to the acquisition as if it had taken place on March 31, 2005. The unaudited combined pro forma statement of operations for the twelve months ended March 31, 2005, reflects the acquisition as if it had taken place on April 1, 2004.

The unaudited combined pro forma financial statements are based on estimates and assumptions and have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the acquisition are derived from the allocation of the purchase price payable under the terms of the Asset Purchase Agreement dated April 12, 2005 by and between NetScout Systems, Inc. (“NetScout”) and Quantiva, Inc. (“Quantiva”). The final determination of the fair value of the assets of Quantiva acquired in the acquisition and resulting goodwill may differ from that reflected in the unaudited pro forma combined statement of operations and balance sheet.

The unaudited combined pro forma financial information, and the accompanying notes, should be read in conjunction with the historical financial statements of NetScout as of and for the year ended March 31, 2005, including the notes thereto, which are included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 6, 2005. The unaudited combined pro forma financial information, and the accompanying notes, should also be read in conjunction with the December 31, 2004 financial statements of Quantiva, including the notes thereto, included elsewhere in this filing.

NETSCOUT SYSTEMS, INC.

INTRODUCTION TO UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS

The unaudited combined pro forma financial statements have been prepared by the application of pro forma adjustments to NetScout and Quantiva’s historical financial statements, prepared in accordance with accounting principles generally accepted in the United States of America.

The unaudited combined pro forma financial information reflects an estimated aggregate purchase price to be paid for Quantiva of $9.4 million, including costs relating to the acquisition totaling approximately $100,000.

NetScout’s fiscal year end is March 31 and Quantiva’s fiscal year end is December 31. The unaudited combined pro forma balance sheet as of March 31, 2005 is presented as if the transaction had been completed on March 31, 2005 and, due to different fiscal periods, combines NetScout’s historical audited balance sheet as of March 31, 2005 and the historical audited balance sheet of Quantiva as of December 31, 2004. The unaudited pro forma combined statement of operations for the twelve months ended March 31, 2005, due to different fiscal periods, combines NetScout’s historical audited results for the twelve months ended March 31, 2005 and the historical audited results for Quantiva for the twelve months ended December 31, 2004. NetScout does not believe that the unaudited combined pro forma financial statements would be materially impacted by any adjustments required to conform NetScout’s and Quantiva’s fiscal year ends.

The acquisition will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, and the resulting goodwill and other intangible assets will be accounted for under SFAS No. 142, Goodwill and Other Intangible Assets. The total purchase price has been allocated to the tangible and intangible assets acquired based on NetScout’s estimates of fair values at the time of acquisition.

The unaudited combined pro forma financial statements are provided for informational purposes only and should not be considered indicative of actual balance sheet data or operating results that would have been achieved had the acquisition been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period.

The unaudited combined pro forma financial statements are derived from and should be read in conjunction with the applicable consolidated financial statements of each of NetScout and Quantiva and the related notes thereto.

NETSCOUT SYSTEMS, INC.

UNAUDITED COMBINED PRO FORMA BALANCE SHEET

AS OF MARCH 31, 2005

(U.S. dollars in thousands)

NetScout Systems, Inc.

Unaudited Combined Pro Forma Balance Sheet

March 31, 2005

(in thousands)

	NetScout March 31, 2005	(**) Quantiva December 31, 2004	Acquisition Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$57,070	$56	$(9,437)	A	$47,766
			(56)	C
			133	F
Marketable securities	26,793	—			26,793
Accounts receivable, net	11,886	13			11,899
Inventories	3,114	—			3,114
Refundable income taxes	1,399	—			1,399
Deferred income taxes	2,356	—			2,356
Prepaid and other current taxes	3,003	12	(133)	F	2,882

Total current assets	105,621	81	(9,493)		96,209

Fixed assets, net	6,011	75	(49)	C	6,037
Goodwill, net	28,839	—	7,669	A	36,508
Capitalized software development costs, net	221	—			221
Deferred income taxes	7,586	—			7,586
Long-term marketable securities	—	—			—
Intangible assets, net	—	45	(45)	C	1,565
	—	—	1,708	A
			(143)	B
Other assets	9	9			18

Total assets	$148,287	$210	$(353)		$148,144

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,520	$103	$(103)	C	$2,520
Accrued compensation	6,385	—			6,385
Accrued other	2,976	311	(311)	C	2,976
Income taxes payable	—	—			—
Deferred revenue	17,680	23	(23)	C	17,680

Total current liabilities	29,561	437	(437)		29,561

Deferred revenue	1,277	—	—		1,277
Series C convertible preferred stock	—	512	(512)	D	—

Total liabilities	30,838	949	(949)		30,838

Stockholders’ equity (deficit)
Preferred stock	—	2,677	(2,677)	D	—
Common stock	35	1	(1)	D	35
Additional paid-in capital	112,286	8,624	(8,624)	D	112,925
			639	E
Accumulated other comprehensive income	(130)	—	—		(130)
Note receivable from shareholder		(91)	91	D	—
Treasury stock	(26,490)	—	—		(26,490)
Restricted stock grant - gross					—
Deferred compensation			(639)	E	(639)
Retained earnings (deficit)	31,748	(11,950)	(143)	B	31,605
			11,950	D

Total stockholders’ equity (deficit)	117,449	(739)	596		117,306

Total Liabilities and Stockholders’ Equity (Deficit)	$148,287	$210	$(353)		$148,144

See accompanying Notes to Unaudited Combined Pro Forma Financial Statements.

(**)	Derived from Quantiva’s audited financial statements as of December 31, 2004

NETSCOUT SYSTEMS, INC.

UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED MARCH 31, 2005

(U.S. dollars in thousands)

NetScout Systems, Inc.

Unaudited Combined Pro Forma Statement of Operations

For the Twelve Months Ended March 31, 2005

(in thousands, except per share data)

US$ in thousands	Historical NetScout March 31, 2005	(**) Historical Quantiva December 31, 2004	Acquisition Adjustments			Pro Forma
Revenues:
Products	$51,352	$—	$			$51,352
Services	32,124	103				32,227
License and royalty	1,738	—				1,738

Total revenues	85,214	103		—		85,317

Cost of revenue:
Product	16,251	—				16,251
Service	4,384	226				4,610

Gross profit:	64,579	(123)		—		64,456

Operating expenses:
Research and development	16,789	704		230	H	17,846
				47	I
				61	N
				15	O
Sales and marketing	36,889	108				36,997
General and administrative	8,121	534		90	H	8,764
				5	I
				14	N
Depreciation & amortization	—	200		573	J	767
				(6)	L
Non-cash stock compensation	—	—				—

Total operating expenses	61,799	1,546		1,029		64,374

Income (loss) from operations	2,780	(1,669)		(1,029)		82

Interest income and other expenses, net	1,039	(860)		(164)	G	844
				829	K

Income (loss) before income tax expense (benefit)	3,819	(2,529)		(364)		926
Income tax expense (benefit)	949	(213)		(896)	M	(160)

Net income (loss)	$2,870	$(2,316)		$532		$1,086

Pro forma net income per common share:
Basic	$0.09					$0.04
Diluted	$0.09					$0.03
Weighted average shares:
Basic	30,572					30,572
Diluted	31,521			127	P	31,648

See accompanying Notes to Unaudited Combined Pro Forma Financial Statements.

(**)	Derived from Quantiva’s audited financial statements for the twelve months ended December 31, 2004

NETSCOUT SYSTEMS, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS

In preparation of the unaudited combined pro forma financial statements, the following significant assumptions and adjustments have been made. Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies. Pro forma adjustments include the following:

(A) Adjustments to record the fair value of the assets of Quantiva acquired. The aggregate purchase price to be paid for Quantiva is estimated at $9.4 million, including transaction costs relating to the acquisition. The purchase price allocation is based on NetScout ‘s current estimates of respective fair values and indications from studies and valuations.

Below is a table of the estimated purchase price and the purchase price allocation for Quantiva.

Total estimated purchase price (U.S. dollars in thousands):
Cash	$9,291
Estimated transaction costs	146

Total estimated purchase costs	$9,437

Purchase price allocation (U.S. dollars in thousands):
Fair value of net tangible assets acquired
Net fixed assets of Quantiva	$26
Accounts receivable	13
Prepaid expenses	12
Deposits	9

Total fair value of net tangible assets acquired	60

Identifiable intangible assets
Software	1,255
In-process R&D	143
Non-compete agreements	310

Total Identifiable intangible assets	1,708

Goodwill	7,669

Total estimated purchase price	$9,437

NETSCOUT SYSTEMS, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS

(B) Adjustment, which relates to the write off of acquired in-process research and development, totaling $143,000.

(C) Adjustment to eliminate Quantiva assets and liabilities not acquired in the acquisition.

(D) Adjustment to eliminate Quantiva’s convertible preferred stock and stockholder’s equity (deficit).

(E) Adjustment to record the issuance of 154,348 restricted stock units of NetScout having an estimated fair value of $639,000 to new employees, in connection with the acquisition. NetScout estimated the fair value of these restricted stock units using total issued shares of 154,348 with a per share value of $4.14, which represents NetScout’s market price on the date of grant. These restricted stock units vest over a two year period and do not have an exercise price.

(F) Adjustment to eliminate costs incurred prior to March 31, 2005 relating to the acquisition from prepaid expenses totaling approximately $133,000, as if the acquisition had been completed on March 31, 2005.

(G) Adjustment to interest income of approximately $164,000 for the year ended March 31, 2005, related to payment of $9.4 million paid in cash as the total purchase price for the acquisition, including costs relating to the acquisition, as if the acquisition had been completed on April 1, 2004. NetScout calculated the pro forma adjustment using a weighted average of the interest rates experienced by NetScout, which consist of variable interest rate vehicles. Had NetScout experienced a change in interest rates of 12.5% of this weighted average rate, the pro forma adjustment would have differed by approximately $20,500.

(H) Adjustment to record stock-based salary compensation expense of $319,500, related to the issued restricted stock units as if the acquisition had been completed on April 1, 2004. These restricted stock units vest over a period of 2 years.

(I) Adjustment to record additional salary expense totaling $52,000, related to increases for employees previously paid as employees of Quantiva as if the acquisition had been completed on April 1, 2004.

NETSCOUT SYSTEMS, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS

(J) Adjustment to record amortization expense of approximately $573,000 for the identifiable intangible assets associated with the acquisition for the year ended March 31, 2005, as if the acquisition had been completed on April 1, 2004. NetScout ‘s assessment of the useful life of each acquired identifiable intangible asset is as follows:

Years
Software	3
Non-Compete Agreements	2

The acquired identifiable intangible assets will be amortized using the straight-line method. NetScout recognizes the economic consumption method of amortization would have resulted in significantly material differences in the timing of amortization expense over the life of the Software, and the existence of uncertainty surrounding the projected cash flows related to the acquired software, with respect to the economic consumption method, and therefore, has chosen to elect the straight-line method. Had the economic consumption method been elected, amortization expense would have been approximately $300,000 less for the pro forma period.

(K) Adjustment to eliminate interest expense totaling approximately $829,000, related to Quantiva’s preferred stock and notes payable to stockholders. Had the combination been completed on April 1, 2004, preferred stock and notes payable would not have been assumed by NetScout, and therefore, no interest would have been paid for the pro forma period.

(L) Adjustment to eliminate amortization expense of approximately $6,500 for the year ended December 31, 2004, related to intangible assets of Quantiva existing prior to the acquisition.

(M) Adjustment to record income tax benefit totaling $896,000, based upon the pro forma income before income tax expense. Had the acquisition been completed on April 1, 2004, NetScout’s income before income tax expense would have been reduced by approximately $3 million in losses, including pro forma adjustments, which would have decreased NetScout’s taxable income. Based upon a pro forma income before income tax expense of approximately $927,000, NetScout calculated income tax expense of approximately $280,000, which was offset by income tax benefits of $440,000 resulting from the resolution of federal income tax audits for the years ended March 31, 2003, 2002, 2001 and 2000.

(N) Adjustment to record compensation expense totaling approximately $75,000 related to deferred payments to be paid to two individuals two years from the date of the closing. These deferred payments are in lieu of payments the individuals would have received as security holders of Quantiva. The total amount of deferred payments to be made approximates $150,000.

NETSCOUT SYSTEMS, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS

(O) Adjustment to record stock based compensation to non-employees totaling approximately $15,000. Two non-employee consultants were each awarded options to purchase 10,000 shares of common stock with an exercise price of $4.14 and a vesting period of four years. In calculating the pro forma compensation, the fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model and the following weighted average assumptions:

Dividend yield	None

Expected volatility	95%

Risk-free interest rate	3.99%

Expected life (years)	5

(P) Adjustment to include the dilutive effect of options awarded as a result of the acquisition totaling approximately 127,000 shares to the weighted average shares data. NetScout calculated the diluted shares outstanding using the total of 154,348 restricted stock units awarded, which do not have an exercise price, and total of 102,000 common stock options granted, which have an exercise price of $4.14. NetScout used an average market price of $6.21 for the purposes of calculating the diluted shares outstanding.